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                  EMPLOYMENT  AGREEMENT,  made as of this 14th day of  February,
1996, by and between Physician Support Systems, Inc., a Delaware corporation (the "Company"), and David S. Geller ("Executive").

                  The Company desires to employ Executive, and Executive desires to be employed by the Company, pursuant to the terms and conditions set forth in this Agreement.

                  Based upon, and in consideration of, the mutual covenants contained in this Agreement, the parties hereto agree as follows:

                  1. Position and Responsibilities. During the Term Period (defined below), Executive shall serve in an executive capacity as Vice President-Finance of the Company (or such other position as Executive and the Company shall agree upon). As Vice President- Finance, Executive shall be responsible for performing such functions and undertaking such responsibilities as may be delegated to him by the Executive Vice President or the Board of Directors of the Company and as are customarily associated with Executive's position. Executive shall carry out his duties in a manner consistent with the obligations imposed on officers of corporations under applicable law. Executive shall report to and be subject to the direction of the Executive Vice President and the Board of Directors of the Company.

                  2. Term of Employment.

                  2.1. Subject to the terms of this Agreement, Executive agrees to be employed by the Company pursuant to the terms of this Agreement for the Term Period. The "Term Period" means a period commencing on the date of this Agreement and continuing for a period of two years, subject to any termination under Section 2.2 hereof or any extension under Section 8 hereof. Expiration of the Term Period shall not, in and of itself, affect the employment status of the Executive with the Company.

                  2.2. Notwithstanding the provisions of Sections 2.1 and 2.3 hereof, the Term Period shall terminate upon the death of Executive. Further, the Company shall have the right, on written notice to Executive, to terminate Executive's employment with Cause, such termination to be effective as of the date on which notice is given or as of such later date specified in the notice. For purposes of this Agreement, the term "Cause" shall mean: (a) Executive has, after repeated warnings from the Executive Vice President or the Board of Directors of the Company specifying the alleged dereliction, willfully or repeatedly failed or ceased to perform his duties in any material respect as provided in this Agreement (other than as a result of his incapacity due to illness or injury); (b) any act of fraud, misrepresentation, misappropriation, embezzlement or similar dishonest or wrongful act by Executive; (c) Executive's abuse of alcohol or any substance which materially interferes with the Executive's ability to perform services on behalf of the Company; or (d) Executive's conviction for, or plea of guilty or no contest to, a felony offense.

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                  2.3.  The Company and  Executive  agree  that,  following  the expiration of the Term Period, the employment of Executive by the Company may be terminated provided that at least 90 days' prior written notice by the party terminating such employment shall have been given to the other party.

                  3. Compensation.

                  3.1. The Company shall pay to Executive for the services to be rendered by Executive hereunder a salary at the rate of $125,000 per annum, payable in equal installments in accordance with the Company's normal payroll practices. Such salary will increase to the rate of $150,000 per annum when the Company consummates the acquisition of one or more target companies with aggregate annual revenues of $15 million or more. Such calculation of $15 million shall be cumulative from February 15, 1996 and excludes the Acquired Businesses (as defined in the Company's Registration Statement No. 33-80731 on Form S-1 dated February 9, 1996 (the "Registration Statement")).

                  3.2.   The   Company   shall  pay  to   Executive   additional
compensation in the following amounts and at the following times:

                  (a) On the date of this Agreement, the Company shall pay to Executive $20,000 as reimbursement for certain expenses and foregone compensation with Executive's previous employer;

                  (b) On the first anniversary of the date of this Agreement, the Company, in its sole discretion, shall pay to Executive a bonus of up to $35,000; and

                  (c) On the second anniversary of the date of this Agreement, the Company, in its sole discretion, shall pay to Executive a bonus of up to $50,000.

                  3.3. Executive shall be entitled to participate in and receive health insurance and such other employee benefits which may be in effect at any time during the Term Period and which shall be generally available to management of the Company.

                  4. Stock Options. On the date of this Agreement, the Company will grant Executive options to purchase 25,000 shares of common stock of the Company pursuant to the Company's 1996 Stock Option Plan.

                  5. Reimbursement of Out-of-Pocket Expenses. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred by Executive directly related to the performance of his duties under this Agreement in accordance with the Company's reasonable record-keeping requirements, including expenses associated with travel to and from Executive's home in Norwalk, Connecticut, and the Company's offices in Mt. Joy, Pennsylvania, or other location beyond the New York metropolitan region and Executive's lodging while working in

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the Company's offices in Mt. Joy,  Pennsylvania or other location beyond the New
York metropolitan region.

                  6. Moving Expenses. The Company may require, or Executive may decide, to relocate to Mt. Joy, Pennsylvania, or other location beyond the New York metropolitan region in order to best fulfill his responsibilities under this Agreement. In such case, the Company shall reimburse Executive for reasonable moving expenses to relocate himself and his family to such location, including, but not limited to, real estate broker's fees and other closing costs related to the sale of Executive's home in Norwalk, Connecticut.

                  7. Payments in the Event of Termination. In the event the Term Period shall terminate upon the death of Executive under Section 2.2 hereof, Executive's spouse (or children, if spouse is deceased) shall be entitled to participate in and receive benefits under Section 3.3 during the one-year period after Executive's death; provided that Executive's spouse (or children, is spouse is deceased) shall reimburse the Company for the Company's incremental expenses incurred in providing such benefits.

                  8. Change of Control. (a) In the event that, at any time during the Term Period and subsequent to the first anniversary of this Agreement, a Change of Control occurs, this Agreement may not be terminated by the Company for a period of one year following such Change of Control, and the end of the Term Period shall be extended for a period of one year following such Change of Control (subject to the provisions of Section 2.2 of this Agreement).

                  (b) During the Term Period and after a Change of Control, all bonus amounts described in Section 3.2 of this Agreement that have not been paid as of the date of the Change of Control will become fixed and payable as follows:

                  (i) $35,000 on the first anniversary of the date of this Agreement; and

                  (ii) $50,000 on the second anniversary of the date of this Agreement.

      (c) At any time during the Term Period following a Change of Control, (i) Executive cannot be required to assume responsibilities under this Agreement that are materially different from his responsibilities before the Change of Control and (ii) Executive cannot be required, without his consent, to relocate.

      (d) For purposes of this Agreement, "Change of Control" means (i) any event or series of events by which any Person (as defined in paragraph 9.1) or "group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Persons (other than any of the stockholders of the Company identified under the caption "Principal Stockholders" in the Registration Statement or their affiliates) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act) of more than 50% of the total voting power of the Company's outstanding capital stock, (ii) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person (other than

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a  wholly  owned  subsidiary  of the  Company)  or  "group"  of  Persons  in one transaction or series of related transactions or (iii) a merger or consolidation of the Company with another Person or Persons with the effect that any Person or "group" of Persons (other than any of the stockholders of the Company identified in the Registration Statement or their affiliates) holds more than 50% of the total voting power of the outstanding capital stock of the surviving entity.

                  9. Disclosure of Information.

                  9.1. Except as provided in this Section 9, Executive shall not disclose any confidential or proprietary information of the Company or of its subsidiaries or affiliates to any person, firm, corporation, association or other entity (a "Person"), other than the Company, its affiliates, subsidiaries, officers or employees thereof, for any reason or purpose whatsoever, except in the course of carrying out the responsibilities of his position, nor shall Executive make use of any such confidential or proprietary information for his own purpose or for the benefit of any Person except the Company of any of its subsidiaries or affiliates. As used in this Agreement, the term "confidential or proprietary information" means all information which is or becomes known to Executive and relates to matters such as trade secrets, research and development activities, business or financing plans, acquisition opportunities, computer software, books and records, customer or potential customer lists, vendor lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time; provided that the term "confidential or proprietary information" shall not include information that is or becomes generally available to the public (other than as a result of a disclosure in violation of this Agreement by Executive or a Person who received such information from Executive).

                  9.2. If Executive is requested or required by law or judicial order to disclose any confidential or proprietary information, Executive shall provide the Company with prompt notice of any such request for such information or requirement so that the Company may seek an appropriate protective order or waiver of the Executive's compliance with the provisions of this clause. Executive will not oppose action by, and will cooperate with, the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information.

                  9.3. Executive shall be bound by the terms of this Section 9 notwithstanding the termination or expiration of the Term Period.

                  10. Non-Competition and Non-Solicitation. Executive hereby acknowledges and recognizes (i) that, during the Term Period, Executive will come to possess confidential or proprietary information of the Company and (ii) the highly competitive nature of the business of the Company, and accordingly agrees that Executive will not, from and after the date hereof, until (x) in the case of clause (a) below, the expiration of the Term Period and (y) in the case of clauses (b), (c) and (d) below, the date which is two years after the expiration of the Term Period,


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                            (a)  directly  or  indirectly  engage  in any of the
                  states of the United States east of the Mississippi River or in any other area where the Company or any of its subsidiaries or affiliates may be engaged or about to be engaged in business, in any competitive business, whether such engagement shall be as a Representative or otherwise,

                            (b) solicit or attempt to solicit any  Customers  on
                  Executive's own behalf or on behalf of any other Person,

                            (c) affiliate with (as a Representative or otherwise) any Person that Does Business with a then existing or former Customer; provided that the foregoing shall not prohibit an affiliation or affiliations if, in the aggregate, not more than five physician Customers do business with such Person or Persons, or

                            (d) induce  employees  of the  Company or any of its
                  subsidiaries or affiliates to terminate their employment with the Company.

                  For purposes of this Section 10, (i) "Representative" means an officer, director, owner, employee, partner or other agent or participant of or in any other Person, (ii) "Does Business" means providing medical billing services or accounting services to a Customer or otherwise engaging in a type of business with a Customer which is substantially similar to the type of business engaged in by the Company or any subsidiary or affiliate of the Company with such Customer and (iii) "Customer" means any Person who was a customer of the Company or of any subsidiary or affiliate of the Company at any time during the Term Period.

                  11. Proprietary Rights. Executive agrees that he will promptly and fully disclose to the Company (i) all inventions, ideas, trade secrets or know-how (whether patentable or copyrightable or not) made or conceived by Executive (either solely or jointly with others) during the Term Period and for a period of six months thereafter and which shall in any way relate to the business conducted or contemplated to be conducted by the Company or any of its subsidiaries or affiliates; and (ii) all tangible work product (whether in the nature of developed ideas, know-how, trade secrets and similar intellectual property) and inventions (whether patentable or copyrightable or not) made or conceived by Executive (either solely or jointly with others) during the Term Period and for the period of six months thereafter which relates in any way to the business conducted or contemplated to be conducted by the Company or any of its subsidiaries or affiliates; and all such inventions, ideas, trade secrets and know-how shall be and remain the sole and exclusive property of the Company. At the request of the Company, Executive shall, during the Term Period and for a period of six months thereafter, without charge to the Company, but at the expense of the Company, assist the Company in any reasonable way to vest in it title to all such inventions, ideas, trade secrets and know-how and to obtain any patents, trademarks or copyrights thereon in all countries throughout the world. In this regard, Executive shall execute and deliver any and all documents that the Company may reasonably request, including applications for patents, copyrights and assignments thereof.


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                  12.  Specific  Performance.  In  the  event  of  a  breach  or threatened breach by Executive of any of the provisions of Section 9, 10 or 11 hereof, the Company shall be entitled to an injunction restraining Executive from such breach. Nothing contained in Section 9, 10 or 11 hereof or elsewhere in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of Section 9, 10 or 11 hereof nor limiting the amount of damages recoverable in the event of a breach or threatened breach by Executive of the provisions of Section 9, 10 or 11 hereof this Agreement.

                  13. Assignment. This Agreement shall inure to the benefit of and be binding on the Company, its successors and assigns. This Agreement shall not be assignable by Executive.

                  14. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  15. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

To the Company:
                          Physician Support Systems, Inc.
                          Route 230 and Eby Chiques Road
                          Mt. Joy, PA 17552
                          Attention: Hamilton F. Potter III

To Executive:             David S. Geller
                          7 Merrill Road
                          Norwalk, CT 06851

provided, however, that any notice of change of address shall be effective only upon receipt.

                  16. Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

                  17. Headings. The headings of the sections hereof are inserted for convenience of reference only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

                  18. GOVERNING LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement as of the date first above written.

                                            PHYSICIAN SUPPORT SYSTEMS, INC.



                                            By:_________________________________
                                               Name:  Hamilton F. Potter III

                                            ____________________________________
                                                          David S. Geller



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